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                                                                   EXHIBIT 10.11


                   SECOND AMENDED AND RESTATED PROMISSORY NOTE


$80,000,000.00                                                       May 7, 2001

         FOR VALUE RECEIVED, SUNRISE ASSISTED LIVING LIMITED PARTNERSHIP, a Virginia limited partnership ("BORROWER"), promises to pay to the order of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), the principal sum of EIGHTY MILLION AND NO/100 DOLLARS ($80,000,000.00), or so much thereof as has or shall be advanced from time to time under the Original Note, the First Amended Note, this Note and the other Security Documents (the "LOAN"), with interest on the unpaid balance of such amount from the date hereof (the "EFFECTIVE DATE"), at the rate or rates of interest and at the times specified or referred to herein. This Second Amended and Restated Note is executed and delivered pursuant to the Fourth Loan Modification Agreement (defined herein), and amends and restates the First Amended Note (defined herein).

         1. DEFINITIONS. In addition to terms defined elsewhere in this Note, as used herein, the following terms shall have the following meanings:

                  (a) "AFFILIATED ENTITIES" shall mean, collectively, Paul Klaassen, Teresa Klaassen and any Person which, directly or indirectly, controls or is controlled by or is under common control with any of Borrower, Sunrise Assisted Living, Inc., a Delaware corporation, Sunrise Assisted Living Management, Inc. (formerly known as Sunrise Terrace, Inc.), and/or one or both of Paul J. Klaassen or Teresa M. Klaassen. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of partnership interests, voting securities or interests or by contract or otherwise. "Affiliated Entities" shall include, without limitation, any and all constituent partners (at any tier), at any time, in Borrower and any other Affiliated Entities.

                  (b) "BUSINESS DAY" shall mean any day which is not a Saturday, Sunday or a day on which banks are required or permitted to be closed in the State of New York.

                  (c) "CONTRACT INTEREST RATE" shall mean the rate of interest equal to eight and two-tenths percent (8.20%) per annum.

                  (d) "DEFAULT RATE" shall mean thirteen and two-tenths percent (13.20%) per annum; however, in no event shall the Default Rate exceed the highest rate authorized by applicable law.

                  (e) "DISCOUNT RATE" shall mean the monthly compounded Replacement Treasury Rate.

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                  (f) "FIRST AMENDED NOTE" shall mean that Amended and Restated
Promissory Note, in the stated principal amount of $87,000,000, dated June 6, 1996, executed by Borrower and payable to the order of GECC.

                  (g) "FIRST LOAN MODIFICATION AGREEMENT" shall mean that certain First Loan Modification Agreement dated as of February 15, 1996 executed by Borrower and GECC.

                  (h) "FOURTH LOAN MODIFICATION AGREEMENT" shall mean that certain Fourth Loan Modification Agreement, dated of even date herewith, executed by Borrower and GECC.

                  (i) "HAZARDOUS SUBSTANCES INDEMNITY" shall mean that certain Hazardous Substances Indemnity Agreement dated of even date herewith executed by Sunrise Assisted Living, Inc., for the benefit of GECC, as amended from time to time.

                  (j) "INDEBTEDNESS" shall mean the amount of the principal indebtedness evidenced by this Note which is outstanding from time to time, as reflected in the records maintained by GECC with respect to this Note.

                  (k) "INDEMNITY AGREEMENT" shall mean that certain Indemnity Agreement dated of even date herewith by Sunrise Assisted Living, Inc., for the benefit of GECC, as amended from time to time.

                  (l) "MAKE WHOLE BREAKAGE AMOUNT" means the sum of the present value on the date of any prepayment of each Monthly Interest Shortfall for the remaining term of the Loan discounted at the Discount Rate.

                  (m) "MATURITY DATE" shall mean May 31, 2004 or such earlier date as the indebtedness evidenced by this Note shall become due and payable pursuant to the terms of this Note or the other Security Documents.

                  (n) "MONTHLY INTEREST SHORTFALL" shall be calculated for each monthly payment date and shall mean the product of (1) the prepaid principal balance of the Loan divided by 12, and (2) the positive result, if any, from (A) the rate on the U.S. Treasury Security rate used as the index to compute the Contract Interest Rate on the Loan minus (B) the Replacement Treasury Rate. GECC and Borrower acknowledge and agree that the U.S. Treasury Security rate used as the index to compute the Contract Interest Rate on the Loan is 5.0794% per annum.

                  (o) "MORTGAGE" shall mean those certain Mortgages and Deeds of Trust encumbering the Properties executed by Borrower for the benefit of GECC securing the obligations of Borrower pursuant to this Note and the other Security Documents, individually or collectively, as the context may require.

                  (p) "NOTE" shall mean this Second Amended and Restated Promissory Note, as amended from time to time, which evidences the Loan.

                  (q) "ORIGINAL NOTE" shall mean the original $95,000,000 promissory note dated as of June 8, 1994, executed by Borrower in favor of GECC, as amended prior to the date hereof.

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                  (r) "OUTSTANDING LOAN BALANCE" shall mean the outstanding
principal balance of the Loan and any other amounts owed pursuant to the Security Documents.

                  (s) "PERSON" shall mean any natural person, corporation, limited liability company, partnership, joint venture, unincorporated organization, sole proprietorship, trust, business trust, firm, association, government, governmental agency or any other entity and whether acting in an individual, fiduciary or other capacity.

                  (t) "PROPERTY" or "PROPERTIES" shall mean, as the context requires, one or more of the eleven assisted living properties described on Exhibit A attached hereto and made a part hereof.

                  (u) "REPLACEMENT TREASURY RATE" shall mean the yield calculated by linear interpolation (rounded to one-thousandth of one percent (i.e., 0.001%)) of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with terms (one longer and one shorter) most nearly approximating the remaining Weighted Average Life of the Loan as of the prepayment date. In the event Release H.15 is no longer published, GECC shall select a comparable publication to determine the Replacement Treasury Rate.

                  (v) "SECOND LOAN MODIFICATION AGREEMENT" shall mean that certain Second Loan Modification Agreement dated as of May 1, 1996 executed by Borrower and GECC.

                  (w) "SECURITY DOCUMENTS" shall mean this Note, the Original Note, the First Amended Note, the Mortgage, the Indemnity Agreement, the First Loan Modification Agreement, the Second Loan Modification Agreement, the Third Loan Modification Agreement, and the Hazardous Substances Indemnity, and all other documents executed by Borrower and others which evidence, secure or set forth the terms of the Loan.

                  (x) "THIRD LOAN MODIFICATION AGREEMENT" shall mean that certain Third Loan Modification Agreement dated as of March 4, 1997 executed by Borrower and Great Oak, LLC.

                  (y) "WEIGHTED AVERAGE LIFE OF THE LOAN" shall be determined as of the prepayment date by (1) multiplying the amount of each monthly principal payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to each payment date, (2) adding the results, and (3) dividing the sum by the balance remaining on the Loan on the prepayment date multiplied by 12.

         2. COMPUTATION OF INTEREST. Subject to the terms and conditions hereof, interest on the amounts so advanced hereunder, from time to time, shall be computed from and after the date of each advance until the date of payment in full at the Contract Interest Rate unless the Default Rate shall be applicable.

         3. PAYMENT, CALCULATION OF INTEREST, AND PAYMENT OF PRINCIPAL BALANCE.

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                  (a) PRINCIPAL AND INTEREST. On June 1, 2001 Borrower shall pay to GECC all accrued but unpaid interest on the Indebtedness at the Contract Interest Rate. On July 1, 2001 and on the first day of each and every calendar month thereafter through and including May 1, 2004, Borrower shall pay to GECC an installment of principal and interest in the amount of Six Hundred Twenty-Eight Thousand Eighty-Nine and 44/100 Dollars ($628,089.44), such installment to be applied first to pay accrued and unpaid interest for the preceding month on the Indebtedness at the Contract Interest Rate and then to reduce the Indebtedness in accordance with the attached Amortization Schedule. Interest shall be computed on the basis of a fraction, the denominator of which is 365 and the numerator of which is the actual number of days elapsed from the Effective Date, or the preceding interest due date, whichever is applicable, until the next succeeding interest due date.

                  (b) MATURITY. The entire outstanding principal amount of this Note, together with all accrued but unpaid interest thereon, and all other sums due and unpaid hereunder and under the Mortgage and the other Security Documents, shall be due and payable on the Maturity Date.

                  (c) MANDATORY PREPAYMENT. If at any time during the term of this Note either (i) the Outstanding Loan Balance shall have been reduced to an amount less than $25,000,000, or (ii) five or fewer Properties remain encumbered by the Mortgage as security for this Note, then on or before a date specified by GECC upon ninety (90) days prior written notice by GECC, the entire principal balance of this Note, together with all accrued and unpaid interest thereon, and all other sums due and unpaid hereunder and under the Mortgage and the other Security Documents shall be due and payable.

         4. PLACE AND MANNER OF PAYMENT. All payments due under this Note are payable at GECC's office at GE Capital Asset Management Services, File 59229, Los Angeles, California 90074-9229, or at such other place as GECC or other holder hereof shall notify Borrower of in writing. GECC reserves the right to require any payment on this Note, whether such payment is of a regular installment or represents a prepayment or final payment, to be by wired federal funds or other immediately available funds.

         5. APPLICATION OF PAYMENTS AND DISBURSEMENTS. Except as otherwise expressly provided herein, including Section 3 hereof, or in the Mortgage, all payments received by GECC on this Note shall be applied by GECC as follows: first, to the payment of delinquency, or "late" charges, if any; second, to accrued and unpaid interest; and third, to the reduction of principal.

         6. PREPAYMENT. Upon not less than fifteen (15) days prior written notice to GECC, Borrower may prepay the Outstanding Loan Balance of this Note, in whole or in part, upon payment of a prepayment premium equal to the sum of
(a) either (i) one and one-half percent (1.5%) of the amount prepaid for any prepayment made before June 1, 2002, or (ii) one percent (1%) of the amount prepaid for any prepayment made on or after June 1, 2002 and before June 1, 2003, plus (b) the Make Whole Breakage Amount. On and after June 1, 2003 and before March 1, 2004, Borrower may prepay the Outstanding Loan Balance, in whole or in part, on payment of the Make Whole Breakage Amount for the amount prepaid. On and after March 1, 2004, Borrower may prepay the Outstanding Loan Balance, in whole or in part, without prepayment premium and without payment of any Make Whole Breakage Amount. If GECC


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exercises its option to declare the entire outstanding principal balance of the
Loan due and payable as a result of an Event of Default, such Event of Default shall be presumed and conclusively deemed to be an attempt on the part of Borrower to avoid the prepayment premium provided for in this Note, and there shall be due to GECC in connection with such acceleration of the entire outstanding principal balance of the Loan, in addition to all other amounts due pursuant to the terms of this Note and the Security Documents, an amount equal to the prepayment premium which would then be payable to GECC in the event of a voluntary prepayment.

         7. NO JOINT VENTURE. The provisions contained herein, in the Mortgage and other Security Documents shall not be deemed to create a joint venture or partnership arrangement between GECC and Borrower, it being Borrower's and GECC's mutual intention that the transaction is a loan and not a joint venture or partnership and the transaction shall not be deemed to be an agreement by GECC to share in any losses incurred by Borrower or any Affiliated Entity or to be responsible for any liabilities of Borrower or any Affiliated Entity to third parties (including, without limitation, obligations arising from the ownership, operation, use or occupancy of the Properties). Borrower shall indemnify, defend and hold GECC harmless from and against all claims, injury, loss, damage, liability, costs and expenses (including, reasonable attorneys' fees) of any and every kind incurred by GECC arising out of any claim, allegation or determination that this Note, the Loan or the transactions contemplated thereby create a joint venture or partnership arrangement between GECC and Borrower.

         8. DEFAULT RATE: LATE CHARGE. From and after such time as (i) any portion of the Outstanding Loan Balance hereunder is not paid within ten (10) days after the due date therefor, whether by acceleration or otherwise, or (ii) any other Event of Default (as hereinafter defined) has occurred, until such principal balance (or portion thereof) is paid or such Event of Default has been cured, as the case may be, the outstanding principal balance hereunder shall bear interest at the Default Rate. Nothing contained in this Section 8 shall be deemed to be a waiver of or limitation on the right of the holder of this Note from declaring a default hereunder. In addition to the foregoing, GECC may collect a late charge equal to five percent (5%) of the amount of any payment due pursuant to this Note which is not paid within ten (10) days after the date when due.

         9. EVENT OF DEFAULT. In the event of the occurrence of any of the following events (each an "EVENT OF DEFAULT"): (i) Borrower fails to pay any installment of interest or any principal on this Note, within five (5) days following written notice thereof from GECC, or (ii) an "EVENT OF DEFAULT" (as defined in the Mortgage or any of the other Security Documents) occurs, then and in any such event GECC may at its option declare the entire unpaid principal balance of this Note, together with interest accrued thereon, to be immediately due and payable and GECC may proceed to exercise any rights or remedies that it may have hereunder or under the Mortgage or any other Security Document, or under any other agreement relating to the Loan or such other rights and remedies which GECC may have at law, in equity or otherwise.

         10. COSTS AND EXPENSES. After the occurrence of an Event of Default hereunder, in addition to all other rights of GECC hereunder, GECC shall be entitled to collect from Borrower all costs and expenses (including collection costs and reasonable attorneys' fees) incurred by GECC in connection with such Event of Default, including, without limitation, all costs incurred

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in connection with (i) the interpretation of GECC's rights and remedies, (ii)
the protection of or realization on the collateral, and (iii) any of GECC's collection efforts, whether or not suit on this Note or any foreclosure proceeding is filed, and all such costs and expenses shall be payable on demand, shall be added to the principal sum evidenced hereby until such amounts are paid in full and shall also be secured by the Mortgage and the other Security Documents.

         11. NON-WAIVER; AMENDMENT. No failure on the part of GECC or other holder hereof to exercise any right or remedy hereunder or under any of the other Security Documents, whether before or after the happening of a default, shall constitute a waiver thereof, and no waiver of any past default shall constitute a waiver of any future default or of any other default. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or acceptance of a past due installment, or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter or to impose late charges retroactively or prospectively, or shall be deemed to be a novation of this Note or as a reinstatement of the debt evidenced hereby or as a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right which GECC may have, whether by law, by agreement or otherwise; and Borrower and each endorser or guarantor hereby expressly waives the benefit of any statute or rule of law or equity which would produce a result contrary to or in conflict with the foregoing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom such agreement is sought to be enforced.

         12. WAIVER. Borrower, for itself and its successors and assigns, and each endorser or guarantor of this Note, for itself and its successors and assigns, hereby waives presentment, protest, demand, diligence, notice of dishonor and of nonpayment, and waives and renounces all rights to the benefits of any statute of limitations and any moratorium, appraisement, exemption and homestead now provided or which may hereafter be provided by any federal or state statute, including but not limited to exemptions provided by or allowed under the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "BANKRUPTCY CODE"), both as to itself personally and as to all of its or their property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

         13. NOTICE. Any notice, demand, request or other communication which Borrower or GECC may desire or be required to give hereunder shall be in writing and shall be given in the manner and at the places set forth in the Mortgage.

         14. CONFLICT. In the event of any conflict between the provisions of this Note and the other Security Documents or any other agreement relating to the Loan, the provisions of this Note shall govern.

         15. SEVERABILITY. The parties hereto intend and believe that each provision in this Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Note to be illegal, invalid, unlawful, void or


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unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Borrower and holder hereof under the remainder of this Note shall continue in full force and effect. It is the intention of the parties to conform strictly to applicable usury laws from time to time in force, and all agreements between Borrower and GECC, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to GECC or the holder hereof, or collected by GECC or such holder, for the use, forbearance or detention of the money loaned hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in the Mortgage or in any other Security Document exceed the maximum amount permissible under applicable usury laws. If under any circumstances whatsoever fulfillment of any provision hereof or of the Mortgage or any other Security Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed or permitted by law, including judicial determination, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances GECC or other holder hereof shall ever receive an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder or to other indebtedness secured by the Mortgage or other Security Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Borrower or to any other person making such payment on Borrower's behalf. All sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness of Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, and to the extent necessary to preclude exceeding the limit of validity prescribed by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of this Note until payment in full of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between GECC and Borrower and any endorser or guarantor of this Note.

         16. GOVERNING LAW; JURISDICTION: PERSONAL SERVICE. This Note shall be governed by and construed under the internal laws of the Commonwealth of Virginia without regard to conflicts of laws principles. It is the express intention of the parties hereto that the laws of the Commonwealth of Virginia regarding usury and the maximum legal rate of interest shall apply to this Note and the indebtedness evidenced by this Note. Borrower hereby submits to personal jurisdiction in the Commonwealth of Virginia and the jurisdiction of either the Circuit Court of Fairfax County, Virginia or the United States District Court for the Eastern District of Virginia for the enforcement of Borrower's obligations hereunder and under the Mortgage and other Security Documents, and waives any and all personal rights under the law of any other state to object to jurisdiction within the Commonwealth of Virginia for the purposes of litigation to enforce such obligations of Borrower. In the event such litigation is commenced, Borrower agrees that, in addition to any other manner provided by applicable law or court rule, service of


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process may be made and personal jurisdiction over Borrower obtained, by service of a copy of the summons, complaint and other pleadings required by applicable law to commence such litigation upon Borrower's appointed Agent for Service of Process in the Commonwealth of Virginia, which Agent Borrower hereby designates to be:

                  Watt, Tieder and Hoffar
                  7929 Westpark Drive, Suite 400
                  McLean, Virginia 22102
                  Attn: Wayne G. Tatusko, Esq.

         17. LIMITATION ON LIABILITY. Neither Borrower nor Indemnitor nor the corporate entities comprising Borrower nor any stockholder of any of the corporate entities comprising Borrower shall be personally liable for the repayment of any of the principal, interest or any other amount due under this Note or any of the Security Documents or for any deficiency judgment which GECC may obtain after foreclosure on its collateral after default by Borrower; provided, however, that neither Borrower nor any Indemnitor shall be exonerated or exculpated for any deficiency, loss or damage suffered by GECC as a result of the failure by Borrower to comply with any of the terms or conditions of the Mortgage or any of the other Security Documents relating to: (i) Borrower's failure to perform its obligation to properly account to GECC as a mortgagee for any proceeds of insurance or condemnation as required by the Mortgage; (ii) Borrower's failure to comply with provisions of the Mortgage prohibiting the sale or further encumbering of the collateral; (iii) Borrower's attempt to interfere with GECC's rights under the assignment of rents or letters of credit, if any, issued in connection with the Loan; (iv) Borrower's failure to apply proceeds, as required by the Mortgage and other Security Documents, of rents and other income of the collateral toward the costs of maintaining and operating the Properties and to the payment of taxes, lien claims, insurance premiums, other costs of the Properties and debt service and other indebtedness to the extent that the Mortgage or other Security Documents require such rents and income to be so applied; (v) Borrower's entering into or modifying leases and residency agreements in violation of the provisions of the Mortgage and the other Security Documents; (vi) Borrower's collection of rentals and residency charges (exclusive of community fees) for periods of more than one month in advance under leases and residency agreements of the Properties; (vii) the receipt by Borrower of monies in connection with the modification of any existing or future lease or residency agreement or the entering into of a new lease or residency agreement in violation of the applicable provisions of the Mortgage and other Security Documents; (viii) damage or destruction to the Properties, including their electrical, plumbing, heating or air conditioning systems or elevators, except as a result of casualty; (ix) Borrower's failure to pay for any loss, liability, damage, cost or expense (including attorney's fees) incurred by GECC in connection with any deposit, storage, disposal, burial, dumping, injecting, spilling, leaking, or other placement or release in, on or from the Properties of asbestos or a "hazardous substance" as defined in 42 U.S.C. 9601, et seq., as amended from time to time, or any other toxic or hazardous waste or waste products; (x) Borrower's failure to utilize the net loan proceeds for Permitted Investments (as defined in the Mortgage) owned solely by Borrower, or one or more Permitted Owners (as defined in the Mortgage); (xi) Borrower's failure to pay for any loss, liability or expense (including the attorney's fees) incurred by GECC arising out of any claim or allegation made by Borrower, its successors or assigns, or any creditor of Borrower, that this Note or the transactions contemplated hereby establish a joint venture or partnership arrangement between Borrower and


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GECC; (xii) any claims, demands or suits by partners or investors in any entity controlled by the Indemnitors or an Affiliated Entity which owned or had an interest in a Property which was "rolled-up" into the Borrower; and (xiii) the exercise of any right or remedy, or the assertion of any claim or demand, by Friendly Ice Cream Corporation, a Massachusetts corporation, or its successors or assigns, pursuant to that certain Easement and Agreement dated August 4, 1987 and recorded in the county records of Fairfax County, Virginia in Book 6863 at Page 1171;and provided further, that the foregoing limitations on Borrower's personal liability with respect to principal and interest shall not impair the validity of the indebtedness secured by GECC's collateral or the lien on or security interest in the collateral or the right of GECC as mortgagee or secured party to foreclose and/or enforce the Mortgage and other Security Documents after default by Borrower. In the event any party shall have guaranteed all or part of the Loan by separate written guaranty or executed a separate indemnity agreement (including, without limitation, the Indemnity Agreement and the Hazardous Substances Indemnity), none of the foregoing limitations on Borrower's personal liability for payment of principal and interest shall modify, diminish or discharge the personal liability of any such guarantor or indemnitor as set forth in any such document. None of the foregoing limitations on Borrower's personal liability shall modify, diminish or discharge the personal liability of Borrower or any individual under the Indemnity Agreement or the Hazardous Substances Indemnity or under any indemnification provisions of the Mortgage or any of the other Security Documents. Nothing herein shall be deemed to be a waiver of any right which GECC may have under Sections 506(a), 506(b), 111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the debt owing to GECC by Borrower or to require that all collateral shall continue to secure all of the indebtedness owing to GECC in accordance with this Note, the Mortgage and the other Security Documents.

         18. TIME OF ESSENCE. Time is of the essence of this Note and of each provision in which time is an element.

         19. WAIVER OF JURY TRIAL. BORROWER AND GECC EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER SECURITY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (EITHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY, THIS WAIVER BEING A MATERIAL INDUCEMENT FOR GECC TO ACCEPT THIS NOTE.

         20. DATE OF PERFORMANCE. If the date for the performance of any term, provision or condition (monetary or otherwise) under this Note shall happen to fall on a Saturday, Sunday or non-Business Day, the date for the performance of such term, provision or condition shall, at the option of Borrower or GECC, be extended to the next succeeding Business Day immediately thereafter occurring, with interest on the Principal Sum to such next succeeding Business Day if such term, provision or condition shall result in the extension of any monetary payment due to GECC.

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         21. BINDING UPON SUCCESSORS AND ASSIGNS. The provisions of this Note shall bind Borrower and its successors and assigns; provided, however, that nothing herein shall be construed as permitting Borrower to take any action in violation of the Mortgage.

         22. SURVIVAL OF NOTE. Notwithstanding anything contained in or inferable from this Note or any other Security Documents, the terms and provisions of this Note shall survive the release of the lien of the Mortgage or any other collateral granted by Borrower as security for the Note until the payment in full to GECC of all outstanding principal and interest of this Note.

         23. HEADINGS. The headings used in this Note are for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Note.

         24. INDEMNIFICATION. Borrower shall indemnify, defend and hold GECC harmless. from and against any and all losses, liabilities, claims, damages and expenses incurred by GECC in connection with the Loan or one or more of the Properties arising from or relating to any claims of third parties, except to the extent caused by GECC's gross negligence or willful misconduct.

         25. RESTATEMENT. This Note amends and restates in its entirety the First Amended Note. It is agreed that this restatement of the First Amended Note is not intended as a satisfaction of the First Amended Note or as a novation.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has caused this Note to be duly executed under seal the day and year first above written.

                            SUNRISE ASSISTED LIVING LIMITED
                            PARTNERSHIP, a Virginia limited partnership

                            By: Sunrise Assisted Living Investments, Inc., a Virginia corporation, sole general partner


                                   By: /s/ James S. Pope
                                       -------------------------------
                                           James S. Pope, Vice President

                                   EXHIBIT A
                                   ---------

1.       Sunrise Terrace
         10322 Blake Lane
         Oakton, VA 22124 (Fairfax County)

2.       Sunrise of Leesburg
         246 W. Market Street
         Leesburg, VA 22075 (Loudon County)

3.       Sunrise of Warrenton
         194 Lee Street
         Warrenton, VA 22186 (Fauquier County)

4.       Sunrise of Arlington
         2000 N. Glebe Road
         Arlington, VA 22207 (Arlington County)

5.       Sunrise at Bluemont Park
         5900, 5910 and 5920 Wilson Blvd.
         Arlington, VA 22205 (Arlington County)

6.       Sunrise at Mercer Island
         2959 76th Avenue
         Mercer Island, WA 98040 (King County)

7.       Sunrise at Frederick
         990 Waterford Dr.
         Frederick, MD 21702 (Frederick County)

8.       Sunrise at Countryside
         45800 Jona Drive
         Sterling, VA 20165 (Loudon County)

9.       Sunrise at Gunston Manor
         7665 Lorton Road
         Lorton, VA 22075 (Fairfax County)

10.      Sunrise Atrium at Boca Raton
         1080 N.W. 15th Street .
         Boca Raton, FL 33486 (Palm Beach County)

11.      Sunrise of Falls Church
         330 N. Washington St.
         Falls Church, VA 22046

                                                                             A-1